UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)               February 27, 2009

HI-TECH PHARMACAL CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

No. 0-20424	11-2638720
(Commission File Number)	(IRS Employer Identification No.)

369 Bayview Avenue, Amityville, New York	11701
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-8228

 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

On February 27, 2009 Hi-Tech Pharmacal Co., Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with E. Claiborne Robins Company, Inc. d/b/a ECR Pharmaceuticals, a Virginia corporation, (“ECR”) and Davis S. Caskey (“Caskey”) to purchase substantially all of the assets of ECR for a purchase price of $5,138,082, of which $1 million was payable at closing and $4,138,082 is payable by two promissory notes due within eight months after closing. These notes may be adjusted to reflect adjustments to the minimum working capital purchased.

In addition to the purchase price, in the event net sales are in excess of $10 million during the three (3) successive twelve month periods following the closing, the Company will pay ECR an amount equal to seven (7%) percent of net sales.  The total amount payable to ECR during any twelve month period will not exceed $1,683,333.33.  In the event the Company’s gross profits with respect to the ECR products in any of the three (3) successive twelve month periods following closing exceed $9 million, the Company will make additional payments to ECR as follows:  (i) in the event the Company’s gross profit in any twelve month period is greater than $9 million but less than $11 million, the Company will pay ECR the sum of $541,667.  In the event the Company’s gross profit in any twelve month period is $11 million or more, the Company will pay to ECR the sum of $833,333.  In no event will the Company pay in excess of $4 million for the net sales and gross profit earnouts.

The purchased assets include (i) all compounds marketed under the brands Dexpak 6 Day, Dexpak 10 Day and 13 Day, Lodrane 12D, Lodrane 24, Lodrane 24D, Lodrane D Suspension, Bupap, Anaplex, Pneumotussin, Panalgesic and Nasatab; inventory; product packaging and supplies; intellectual property; machinery, equipment, office furniture, fixtures and leasehold improvements; accounts receivable and prepaid expenses; rights under assumed contracts; the business as a going concern and the good will associated therewith.

The Agreement contains customary representations, warranties and covenants.  The Agreement also provides for mutual indemnification obligations.

The transaction closed on February 27, 2009.

Item 2.01.                                Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated herein by reference.

The Company’s press release announcing the transaction is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.                                Financial Statements and Exhibits.

(a)           The financial statements required by this Item are not being filed herewith.  To the extent such financial statements are required by this Item, they will be filed by amendment to this Current Report not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma financial information.  The pro forma financial information required by this Item is not being filed herewith.  To the extent such information is required by this Item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

Exhibit Number                                                      Description

*	10.1	Asset Purchase Agreement dated February 27, 2009 by and among Hi-Tech Pharmacal Co., Inc., E. Claiborne Robins Company, Inc. d/b/a ECR Pharmaceuticals and Davis S. Caskey

	99.1	Hi-Tech Pharmacal Co., Inc. Press Release dated March 2, 2009
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* To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HI-TECH PHARMACAL CO., INC.

Date: March 4, 2009	By:	/s/ David S. Seltzer
Name: David S. Seltzer
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

*10.1	Asset Purchase Agreement dated February 27, 2009 by and among Hi-Tech Pharmacal Co., Inc., E. Claiborne Robins Company, Inc. d/b/a ECR Pharmaceuticals and Davis S. Caskey

99.1	Hi-Tech Pharmacal Co., Inc. Press Release dated March 2, 2009

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* To be filed by amendment